Exhibit 99.1

NEWS RELEASE

Contacts:
Sitrick
Brenda Adrian
212.573.6100

Vertis Communications
Grace Platon
800.365.8957

VERTIS REPORTS 2007 FOURTH QUARTER AND FULL-YEAR RESULTS

•                  Adjusted EBITDA of $131.9 million exceeds previous guidance

•                  Operational Turnaround Continues On-Track

•                  Management Reviewing Financial Restructuring Options

BALTIMORE (March 31, 2008) – Vertis Communications (“Vertis” or the “Company”), a leading provider of targeted advertising, media and marketing solutions, announced today results for the three and twelve months ended December 31, 2007.

Revenue

Revenue for the fourth quarter of 2007 was $383.0 million versus $415.6 million in the fourth quarter of 2006.  The 7.8 percent decline primarily reflects the expected changes in the Advertising Inserts segment driven by reduced volume and lower paper costs which resulted in lower revenues.  The overall product mix in the segment was favorable for the quarter, which helped to offset the volume decline.  Revenue in the Direct Mail segment was up over 9 percent for the quarter and reflects strong quarter-over-quarter volume growth, albeit at slightly lower pricing due to product mix.

On a year-to-date basis, revenue was $1,365.2 million, a decrease of $103.5 million or 7 percent, from revenue of $1,468.7 million in 2006.  Consistent with our overall expectations, the decrease was driven by similar revenue declines as seen in the fourth quarter in Advertising Inserts and our “Other” segment (Premedia and Media), which were somewhat offset by revenue growth in Direct Mail.

Net Loss

During the fourth quarter, the Company performed an evaluation on its $246.5 million in goodwill.  The Company concluded that, based on several factors, the goodwill was impaired and that the entire balance be written-off as a non-cash charge in the fourth quarter.  As a result, the net loss during the quarter grew to $257.0 million from net income of $18.5 million in the same quarter one year ago.  In addition, the 2006 fourth quarter included the gain on sale from discontinued operations of approximately $21.4 million.  Through December 31, 2007, the net loss was also substantially impacted by the impairment charge.  The remaining increase in net loss for the year compared to 2006 was driven by the expected volume declines in Advertising Inserts offset by improved pricing, which includes product, customer and equipment mix.  Also driving the increase was an improvement in Direct Mail volume.   Additionally, the Company continued its overall company wide investment in lean and continuous improvement aimed at improving productivity and performance as well as upgrading quality and customer service, which resulted in increase costs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA in the fourth quarter of 2007 declined to $(206.3) million from $44.5 million for the same period in 2006.  This decrease is primarily the result of the non-cash write-off of goodwill in the amount of $246.5 million.  Adjusted EBITDA was $44.4 million in the fourth quarter of 2007, a decline of $7.5 million, or 14 percent, from Adjusted EBITDA of $51.9 million in the same quarter of 2006.  This decline was largely due to the volume, pricing and costs factors mentioned above.

On a year-to-date basis, EBITDA declined to $(134.1) million in 2007 versus $142.0 million for the same period in 2006.  Adjusted EBITDA amounted to $131.9 million for the year of 2007 versus $169.4 million in 2006.

See below for a reconciliation of EBITDA and Adjusted EBITDA to loss from continuing operations before cumulative effect of accounting change, which is the most comparable measure under accounting principles generally accepted in the United States (“GAAP”).

Cash and Liquidity

The Company ended the year with $6.2 million in cash and debt of $1,152.6 million. In addition, the off-balance sheet accounts receivable facility stood at $130.0 million.  The Company ended the year with $52.6 million available under its $250 million senior credit facility.  At December 31, 2007, the last 12-month Adjusted EBITDA calculated for covenant purposes was $131.9 million or $6.9 million above the minimum requirement.

Additional information on the results discussed above will be available in the Company’s Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Turnaround and Restructuring

The Company implemented a turnaround plan in early 2007 involving new management and a multi-faceted turnaround strategy that includes 1) gaining a better understanding of customer’s expectations and a commitment to exceed those expectations via our Customers Delight Initiatives; 2) establishing a platform of operational excellence driving improved quality, service and efficiency via a re-engineered manufacturing system based on lean and six sigma; and 3) enhancing management processes throughout the Company.

The turnaround initiatives are beginning to show results, one of which includes the regaining of more than 100 customers who had previously stopped doing business with Vertis. In addition, we have reduced excess capacity, reduced overhead, as well as enhanced customer service, quality and efficiency. A brief update on the Company’s turnaround progress will be provided on the conference call.

The Company is now focused on the next phase of its turnaround which is establishing a capital structure to sustain long term stability and growth. The Company has retained a financial advisor Lazard Ltd. to help develop and implement this phase of its restructuring plan.  The Company’s Board of Directors has authorized management and its financial advisors to evaluate the Company’s existing capital structure and consider various options to strengthen its balance sheet including potential mergers combined with a debt exchange as well as other alternatives.

Management Comments

Mike DuBose, chairman and chief executive officer commented, “Our financial results as measured by Adjusted EBITDA for the first twelve months of the Vertis turnaround were in excess of our most recent guidance and only slightly below our very initial assessment. Even more important, the key components of the turnaround plan we put in place one year ago are meeting our expectations via improved operational efficiency, improved quality, management process development and customer recapture.”

As we enter the next phase of our turnaround, our success to date and our commitment to the long term stability and growth of Vertis should clearly signal to our customers, employees, and business partners that Vertis is taking prudent steps to ensure we have the right plan going forward,” DuBose said. “As always, we will review all options available to us. This is an important time in the history of the Company and we intend to ensure the decisions made today best position the Company for tomorrow and the years ahead.”

Conference Call

Vertis will be holding a conference call on Monday, March 31, 2008 at 2:00 p.m. EDT, to discuss earnings for the three and twelve months ended December 31, 2007.  Mike DuBose, chairman and chief executive officer, will host the conference call at 800.462.3053 or 1.706.902.2200 for international callers, and the passcode confirmation is 40781664. A recording of the call will be available for review for one week at 800.642.1687 or 1.706.645.9291 for international callers.

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Attachments

Financial Highlights

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Condensed Consolidated Balance Sheets

Condensed Consolidated Statement of Operations

Condensed Consolidated Statement of Cash Flows

Financial Highlights

Following is a summary of Vertis’ results for the three and twelve months ended December 31, 2007 and 2006.

Vertis, Inc.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions)	2007	2006	2007	2006

Revenue	$383.0	$415.6	$1,365.2	$1,468.7

Loss from continuing operations before cumulative effect of accounting change (1)	$(256.9)	$(3.6)	$(326.5)	$(47.8)

Net Loss (1)	$(257.0)	$18.5	$(326.8)	$(26.2)

EBITDA (1)	$(206.3)	$44.5	$(134.1)	$142.0

Adjusted EBITDA	$44.4	$51.9	$131.9	$169.4

(1)	Includes a $246.5 million non-cash impairment charge in 2007 to reflect the impairment of goodwill in each of the Company’s reporting units.

For definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Vertis’ loss from continuing operations before cumulative effect of accounting change as determined under GAAP, EBITDA and Adjusted EBITDA.

Vertis, Inc.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions)	2007	2006	2007	2006

Loss from continuing operations before cumulative effect of accounting change	$(256.9)	$(3.6)	$(326.5)	$(47.8)
Add:
Interest expense, net	34.2	32.4	134.6	131.0
Tax expense (benefit)	0.1	—	0.4	—
Depreciation and amortization	16.3	15.7	57.4	58.8

EBITDA	$(206.3)	$44.5	$(134.1)	$142.0
Add:
Restructuring charges	2.1	3.8	10.9	16.0
Non-cash goodwill impairment	246.5	—	246.5	—
Loss on sale of accounts receivable	1.7	1.8	6.8	6.5
(Gain) loss on sale of property, plant & equipment	(2.6)	1.9	(1.2)	2.5
Management fees (non-cash)	0.4		1.3
Other	2.6	(0.1)	1.7	2.4

Adjusted EBITDA	$44.4	$51.9	$131.9	$169.4

Note:

EBITDA represents the sum of loss from continuing operations before cumulative effect of accounting change, net interest expense, income taxes, depreciation and amortization of intangible assets.  Adjusted EBITDA is used in calculating covenant compliance under the Company’s credit agreements.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges and certain non-cash charges as well as fees on our Accounts Receivable facility.  EBITDA and Adjusted EBITDA are not measures of financial performance in accordance with GAAP.  You should not consider them as alternatives to loss from continuing operations before cumulative effect of accounting change as a measure of operating performance.  Our calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.  We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability.  In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants of the Company’s credit agreements.  The most comparable measure to EBITDA and Adjusted EBITDA in accordance with GAAP is loss from continuing operations before cumulative effect of accounting change.

Vertis, Inc. and Subsidiaries

Consolidated Balance Sheets

In thousands, except per share amounts

As of December 31,

	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$6,217	$5,710
Accounts receivable	84,267	139,426
Inventories	42,776	48,227
Maintenance parts, net	20,291	22,292
Prepaid expenses and other current assets	10,366	8,578
Total current assets	163,917	224,233
Property, plant and equipment, net	328,026	330,039
Goodwill	—	246,260
Deferred financing costs, net	9,629	14,838
Other intangible assets	2,659	4,219
Other assets, net	23,935	25,097
Total assets	$528,166	$844,686

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$136,758	$186,638
Compensation and benefits payable	39,733	34,755
Accrued interest	13,889	14,300
Current portion of long-term debt	165,454	5
Other current liabilities	25,784	29,062
Total current liabilities	381,618	264,760
Due to parent	3,277	3,491
Long-term debt	987,118	1,096,036
Other long-term liabilities	31,236	30,482
Total liabilities	1,403,249	1,394,769

Stockholder’s deficit:
Common stock - authorized 3,000 shares; $0.01 par value; issued and outstanding 1,000 shares
Contributed capital	409,689	409,689
Accumulated deficit	(1,279,960)	(953,090)
Accumulated other comprehensive loss	(4,812)	(6,682)
Total stockholder’s deficit	(875,083)	(550,083)
Total liabilities and stockholder’s deficit	$528,166	$844,686

See Notes to Consolidated Financial Statements.

Vertis, Inc. and Subsidiaries

Consolidated Statements of Operations

In thousands

Year Ended December 31,

	2007	2006	2005

Revenue	$1,365,154	$1,468,661	$1,470,088
Operating expenses:
Costs of production	1,081,612	1,160,392	1,140,582
Selling, general and administrative	152,524	142,916	149,395
Goodwill impairment	246,527
Restructuring charges	10,912	16,001	17,119
Depreciation and amortization of intangibles	57,356	58,788	62,829
Total operating expenses	1,548,931	1,378,097	1,369,925
Operating (loss) income	(183,777)	90,564	100,163
Other expenses:
Interest expense, net	134,644	131,023	128,821
Other, net	7,685	7,337	7,653
Total other expenses	142,329	138,360	136,474

Loss from continuing operations before income taxes and cumulative effect of accounting change	(326,106)	(47,796)	(36,311)
Income tax expense (benefit)	388	(1)	(8,070)
Loss from continuing operations before cumulative effect of accounting change	(326,494)	(47,795)	(28,241)

Discontinued operations:
(Loss) income from discontinued operations	(251)	21,600	(143,389)
Loss before cumulative effect of accounting change	(326,745)	(26,195)	(171,630)

Cumulative effect of accounting change	—	—	(1,600)

Net loss	$(326,745)	$(26,195)	$(173,230)

See Notes to Consolidated Financial Statements.

Vertis, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

In thousands

Year Ended December 31,

	2007	2006	2005

Cash Flows from Operating Activities:
Net loss	$(326,745)	$(26,195)	$(173,230)
Adjustments for discontinued operations	251	(21,600)	143,389
Net loss from continuing operations	(326,494)	(47,795)	(29,841)
Adjustments to reconcile net loss from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	57,356	58,788	62,829
Amortization of deferred financing costs	7,193	6,306	7,265
Accretion of long-term debt discounts	3,962	3,961	3,961
Goodwill impairment	246,527
Gain on sale leaseback	(2,940)
Cumulative effect of accounting change			1,600
Provision for doubtful accounts	463	942	1,544
Other, net	1,707	2,544	1,532
Changes in operating assets and liabilities (excluding effect of acquisitions and dispositions):
Decrease (increase) in accounts receivable	54,632	9,078	(7,537)
Decrease (increase) in inventories	5,451	5,211	(10,664)
Decrease (increase) in prepaid expenses and other assets	441	2,234	(5,574)
Decrease in accounts payable and other liabilities	(30,551)	(28,033)	(19,263)
Net cash provided by continuing operating activities	17,747	13,236	5,852
Net (loss) income from discontinued operations	(251)	21,600	(143,389)
Change in net assets of discontinued operations held for sale		(23,146)	143,230
Net cash used in discontinued operations	(251)	(1,546)	(159)
Net cash provided by operating activities	17,496	11,690	5,693
Cash Flows from Investing Activities:
Capital expenditures	(63,914)	(46,936)	(40,165)
Software development costs capitalized	(1,303)	(2,049)	(2,032)
Proceeds from sale of property, plant and equipment	576	785	1,021
Proceeds from sale leaseback transaction	10,691
Acquisition of business, net of cash acquired	(203)	(21,017)	(3,430)
Proceeds from sale of discontinued operations, net	1,000	41,071	2,361
Investing activities of discontinued operations			(1,520)
Net cash used in investing activities	(53,153)	(28,146)	(43,765)
Cash Flows from Financing Activities:
Net borrowings under revolving credit facilities	2,574	41,470	21,197
Borrowing under term loan	50,000
Repayments of long-term debt		(34)	(6)
Deferred financing costs	(1,982)	(388)	(1,204)
(Decrease) increase in outstanding checks drawn on controlled disbursement accounts	(14,328)	(21,807)	15,030
Dividends to parent			(4)
(Advances to) distributions from parent	(214)	(480)	1,150
Financing activities of discontinued operations		1,546	3,169
Net cash provided by financing activities	36,050	20,307	39,332
Effect of exchange rate changes on cash	114	31	(2,070)
Net increase (decrease) in cash and cash equivalents	507	3,882	(810)
Cash and cash equivalents at beginning of year	5,710	1,828	2,638
Cash and cash equivalents at end of year	$6,217	$5,710	$1,828

See Notes to Consolidated Financial Statements.

About Vertis Communications

Vertis Communications is a premier provider of print advertising and direct marketing solutions to America’s leading retail and consumer services companies.  Vertis delivers marketing programs that create strategic value for clients by using proprietary customer research, database targeting technologies, premedia and media services, combined with its world-class printing expertise. Headquartered in Baltimore with over 100 locations in the U.S., Vertis Communications has been recognized as one of Fortune magazine’s “Most Admired Companies” in advertising and marketing. For more information, visit www.vertisinc.com.

This press release and conference call may contain forward-looking statements. The words “believes, “anticipates, “expects, “estimates, “plans, “intends,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

Consequently, you should consider any such forward-looking statements only as our current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.

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